UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/08/2014

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Knoll, Inc. (the “Company”) 2014 annual meeting of stockholders, which took place on May 8, 2014:

Proposal One — To elect three directors named in the proxy statement for a term ending at the Company’s 2017 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Andrew B. Cogan	43,389,258	818,791	1,052,101
Stephen F. Fisher	40,416,679	3,791,370	1,052,101
Sarah E. Nash	43,017,954	1,190,095	1,052,101

Proposal Two — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The proposal was approved by the votes indicated below:

Votes For	44,961,769

Votes Against	231,108

Abstain	67,723

Broker Non-Votes	0

Proposal Three — To approve the Company’s executive compensation.  The proposal was approved by the votes indicated below:

Votes For	34,150,724

Votes Against	9,982,716

Abstain	74,609

Broker Non-Votes	1,052,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 12, 2014
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary